Exhibit 10.15

Edwards Group Limited

2012 Equity Incentive Plan

Article 1.                                            Establishment & Purpose

1.1                               Establishment.  Edwards Group Limited, an exempted company incorporated in the Cayman Islands (the “Company”) hereby establishes the Edwards Group Limited 2012 Equity Incentive Plan (hereinafter referred to as the “Plan”) as set forth herein.

1.2      Purpose of the Plan.  The purposes of the Plan are to assist the Company and its Subsidiaries and Affiliates in attracting and retaining valued Directors, Employees and Consultants and to align their respective interests with shareholders’ interests through equity-based compensation.

Article 2.                                            Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1                               “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any other entity in which the Company has a substantial direct or indirect equity interest; provided, however, to the extent that necessary to comply with Section 409A of the Code, “Affiliate” shall be limited to those entities which qualify as an “eligible issuer” under Section 409A of the Code.

2.2                               “Award” means any Option, Share Appreciation Right, Restricted Share or Other Share-Based Award that is granted under the Plan.

2.3                               “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and conditions applicable to an Award, or (b) a written statement issued by the Company or a Subsidiary or Affiliate to a Participant describing the terms and conditions applicable to an Award.

2.4                               “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5                               “Board” means the Board of Directors of the Company.

2.6                               “Cause” unless otherwise specified in the Award Agreement, means the occurrence of any of the following with respect to any Participant:  (a) commission of felony or crime of dishonesty or moral turpitude, (b) insubordination, gross negligence or willful misconduct in the performance of the Participant’s duties, (c) illegal use of controlled substances during the performance of the Participant’s duties or that adversely affects the reputation or best interests of the Company or any Affiliate, (d) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against the Company or any Affiliate, (e) material breach of any written employment, non-competition, non-solicitation, confidentiality or similar agreement with the Company or any Affiliate, (f) material noncompliance with Company policy or code of conduct, (g) persistent neglect of duty or chronic unapproved absenteeism, or (h) willful and deliberate failure in the performance of the Participant’s duties in any material respect, in each case, as determined in good faith by the Committee in its sole discretion.  Notwithstanding the foregoing, with respect to any Participant who has an employment agreement that defines “Cause” or a like term, “Cause” shall have the meaning set forth in such employment agreement.

2.7                               “Change of Control” unless otherwise specified in the Award Agreement, means the occurrence of any of the following:

(a)                                  any Person, entity or affiliated group becoming the Beneficial Owner or Owners of more than fifty percent of the outstanding equity securities of the Company, or otherwise becoming entitled to vote shares representing more than fifty percent of the total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (the “Voting Securities”);

(b)                                 a consolidation or merger (in one transaction or a series of related transactions during the twenty-four month period ending on the date of the most recent acquisition) of the Company pursuant to which the holders of the Company’s equity securities immediately prior to such transaction or series of related transactions would not (i) be the holders immediately after such transaction or series of related transactions of more than fifty percent of the Voting Securities of the entity surviving such transaction or series of related transactions in substantially similar proportions that they held equity securities of the Company prior to such transaction or series of related transactions;

(c)                                  the approval of the shareholders of the Company of (or if shareholder approval is not required, the occurrence of) the sale all or substantially all of the assets of the Company to any other Person, in one transaction or a series of related transactions during the twenty-four month period ending on the date of the most recent transaction (it being understand that a spin-off of shares of capital stock of any subsidiary of the Company or a distribution of other assets of the Company as a dividend to its shareholders does not constitute a sale thereof);

(d)                                 during any period of twenty-four consecutive months commencing on or after the Effective Date, individuals who as of the beginning of such period constituted the entire Board (together with any new directors (other than those new directors elected in connection with an actual or threatened proxy contest or any other actual or threatened solicitation of proxies) whose election by such Board or by the Company’s shareholders was approved by a vote of at least a majority of the directors of the Company, then still in office, who were directors at the beginning of the period or whose election was previously so approved) cease for any reason to constitute a majority thereof; or

(e)                                  the approval of the shareholders of the Company of the liquidation or dissolution of the Company;

provided, that to the extent necessary to comply with Section 409A with respect to the payment of deferred compensation, “Change of Control” shall be limited to a “change in control event” as defined under Section 409A; provided, further, that a transaction shall not constitute a Change of Control if its sole purpose is to change the country or state of the Company’s incorporation or to create a holding company that will be owned in substantially similar proportions by the Persons who hold the Company’s securities immediately before such transaction.

2.8                               “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9                               “Committee” means the Remuneration Committee of the Board or any other committee designated by the Board to administer the Plan.  To the extent applicable the Committee shall have at least two members, each of whom shall be (a) a Non-Employee Director and (b) an “independent director” within the meaning of the listing requirements of any exchange on which the Company is listed.

2.10                        “Consultant” means any person who provides bona fide services to the Company or any Subsidiary or Affiliate as a consultant or advisor, excluding any Employee or Director.

2.11                        “Director” means a member of the Board who is not an Employee.

2.12                        “Disability” unless otherwise specified in the Award Agreement, means permanent and total disability, as determined in good faith by the Committee in its sole discretion.  Notwithstanding the foregoing, with respect to any Participant who has an employment agreement that defines “Disability” or a like term, “Disability” shall have the meaning set forth in such employment agreement.

2.13                        “Effective Date” means the date set forth in Section 14.17 hereof.

2.14                        “Employee” means an officer or other employee of the Company or any Subsidiary or Affiliate, including a member of the Board who is an employee of the Company or any Subsidiary or Affiliate and individuals who have accepted a written offer of employment with the Company or any Subsidiary or Affiliate.

2.15                        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

2.16                        “Fair Market Value” means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A of the Code:

(a)                                  The closing price of a Share on a recognized national exchange or any established over-the-counter trading system on which dealings take place, or if no trades were made on any such day, the immediately preceding day on which trades were made; or

(b)                                 In the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith.

2.17                        “Incentive Share Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Share Option.

2.18                        “Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.19                        “Nonqualified Share Option” means an Option that is not an Incentive Share Option.

2.20                        “Other Share-Based Award” means any right granted under Article 9 hereof.

2.21                        “Option” means any share option granted under Article 6 hereof.

2.22                        “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 hereof.

2.23                        “Participant” means any eligible person as set forth in Section 4.1 hereof to whom an Award is granted.

2.24                        “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.25                        “Plan Year” means the applicable fiscal year of the Company.

2.26                        “Restricted Share” means any Award granted under Article 8 hereof.

2.27                        “Restriction Period” means the period during which Restricted Share awarded under Article 8 of the Plan is subject to repurchase by the Company.

2.28                        “Share” means an ordinary share of the Company, par value £0.002 per share, or such other class or kind of shares or other securities resulting from the application of Article 11 hereof.

2.29                        “Share Appreciation Right” means any right granted under Article 7 hereof.

2.30                        “Subsidiary” means any entity of which the Company, directly or indirectly, owns shares or other equity interests possessing fifty percent or more of the total combined voting power of all classes of shares or other equity interests (as determined in a manner consistent with Section 409A of the Code).

2.31                        “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or a Subsidiary or Affiliate.

Article 3.                                            Administration

3.1                               Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Employees, Directors and Consultants to whom Awards will be granted, and to determine the type and amount of Awards to be granted to each such Employee, Director or Consultant, and the terms and conditions of Awards and Award Agreements.  Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 13, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award.  Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines.  The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper.  All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2                               Delegation.  The Committee may delegate to one or more of its members or members of the Board or one or more officers of the Company such administrative duties or powers as it may deem advisable; provided that no delegation shall be permitted under the Plan that is prohibited by applicable law.

Article 4.                                            Eligibility and Participation

4.1                               Eligibility.  Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards.  Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2                               Type of Awards.  Awards under the Plan may be granted in any one or a combination of:  (a) Options, (b) Share Appreciation Rights, (c) Restricted Shares, and (d) Other Share-Based Awards.  Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

Article 5.                                            Shares Subject to the Plan and Maximum Awards

5.1                               General.  Subject to adjustment as provided in Article 11 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 6,483,051 Shares.  The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

5.2                               Additional Shares.  In the event that any outstanding Award expires, is forfeited, cancelled, repurchased or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, repurchase, expiration, termination or settlement for cash, shall again be available for Awards.  Any Shares tendered to or withheld by the Company as part or full payment for the purchase price, Option Price or grant price of an Award or to satisfy the tax withholding obligation with respect to an Award, shall again be available for Awards under the Plan.  If the Committee authorizes the assumption under the Plan, in connection with any merger, consolidation, acquisition of property or shares, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under the Plan.  Any shares available for issuance pursuant to a shareholder-approved equity incentive plan sponsored by a company acquired by the Company may (following appropriate adjustments to reflect the acquisition, as determined by the Committee) be used for Awards under the Plan, subject to applicable law and stock exchange requirements.

5.3                               Shares Issued in Respect of Awards.  Unless otherwise determined by the Committee, all Shares issued in respect of any Award shall be in the form of American Depository Shares.

Article 6.                                            Share Options

6.1                               Grant of Options.  The Committee is hereby authorized to grant Options to Participants.  Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan.  Options shall be designated as either Incentive Share

Options or Nonqualified Share Options, provided that Options granted to Directors and Consultants shall be Nonqualified Share Options.  An Option granted as an Incentive Share Option shall, to the extent it fails to qualify as an Incentive Share Option, be treated as a Nonqualified Share Option.  Neither the Committee, the Company, any of its Subsidiaries or Affiliates, nor any of their employees and representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Share Option does not qualify as an Incentive Share Option.  Each Option shall be evidenced by Award Agreements which shall state the number of Shares covered by such Option.  Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

6.2                               Terms of Option Grant.  The Option Price shall be determined by the Committee at the time of grant, but shall not be less than one hundred percent of the Fair Market Value of a Share on the trading day immediately preceding the date of grant.  In the case of any Incentive Share Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one hundred ten percent of the Fair Market Value of a Share on the date immediately preceding the date of grant.

6.3                               Option Term.  The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years (or, in the case on an Incentive Share Option granted to a Ten Percent Shareholder, five years).

6.4                               Method of Exercise.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (a), (b), (c) or (d) of the following sentence and pursuant to Section 14.3 hereof.  The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (a) in cash or its equivalent (e.g., by cashier’s check), (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above) or (d) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.  The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

6.5                               Limitations on Incentive Share Options.  Incentive Share Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant.  The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Share Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed one hundred thousand dollars, or the Option shall be treated as a Nonqualified Share Option.  For purposes of the preceding sentence, Incentive Share Options will be taken into account generally in the order in which they are granted.  Each provision of the Plan and each Award Agreement relating to an Incentive Share Option shall be construed so that each Incentive Share Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.  During a Participant’s lifetime Incentive Share Options granted to such Participant shall be exercisable only by such Participant.

Article 7.                                            Share Appreciation Rights

7.1                               Grant of Share Appreciation Rights.  The Committee is hereby authorized to grant Share Appreciation Rights to Participants.  Share Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.  Subject to the terms of the Plan and any applicable Award Agreement, a Share Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant.  Such payment may be in the form of cash, Shares, or any combination thereof, as the Committee shall determine in its sole discretion.

7.2                               Terms of Share Appreciation Right.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price (which shall not be less than one hundred percent of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Share Appreciation Right shall be as determined by the Committee.  The Committee may impose such other conditions or restrictions on the exercise of any Share Appreciation Right as it may deem appropriate.  No Share Appreciation Right shall have a term of more than ten years from the date of grant.

Article 8.                                            Restricted Shares

8.1                               Grant of Restricted Shares.  The Committee is hereby authorized to grant and otherwise issue Restricted Shares to Participants.  An Award of Restricted Shares is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to repurchase in accordance with the terms of the applicable Award Agreement upon the occurrence of specified events.  Restricted Shares shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

8.2                               Terms of Restricted Share Awards.  Each Award Agreement evidencing a Restricted Share grant shall specify the Restriction Period, the number of Shares of Restricted Shares subject to the Award, the performance, employment or other conditions under which the Restricted Shares may be repurchased by the Company and such other provisions as the Committee shall determine.  Restricted Shares shall be evidenced in such manner as the Committee may deem appropriate, including book entry registration or issuance of a Share certificate or certificates (in which case the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a Share transfer form executed in blank by the Participant, with the Company, to be held in escrow during the Restriction Period).  At the end of the Restriction Period, subject to Section 14.6 hereof, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Restricted Shares as determined by the Committee, and the Share certificate(s) shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.3                               Voting and Dividend Rights.  Unless otherwise provided in an Award Agreement, Participants shall have none of the rights of a shareholder, including voting and dividend rights, of the Company with respect to Restricted Shares until the end of the Restricted Period.

8.4                               Performance Goals.  The Committee may condition the grant of Restricted Shares or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) (including the Participant’s provision of employment or other service for a designated time period), as specified in the Award Agreement.  If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Shares to such Participant or the Company shall repurchase the Award of Restricted Shares from the Participant, as applicable.

8.5                               Section 83(b) Election.  The Committee may permit Participants to make elections pursuant to Section 83(b) of the Code with respect to Awards of Restricted Shares.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Shares, the Participant shall be required to file promptly a copy of such election with the Company and timely remit required withholding taxes to the Company in accordance with Section 14.3 hereof.

Article 9.                                            Other Share-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of Shares (the “Other Share-Based Awards”), including without limitation, restricted share units, dividend equivalent rights and other phantom awards.  Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of employment or other serve, the occurrence of an event and/or the attainment of performance objectives.  Each Other Share-Based Award shall be evidenced by an Award Agreement which shall confirm to the requirements of the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Share-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards, whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

Article 10.                                     Compliance with Section 409A of the Code and Section 457A of the Code

10.1                        General.  The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the Awards.  Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Award.

10.2                        Payments to Specified Employees.  Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period (or, if earlier, within ten business days following the date of death of the specified employees) or as soon as administratively practicable within ninety days thereafter, but in no event later than the end of the applicable taxable year.

10.3                        Separation from Service.  A termination of service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of sevice, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

10.4                        Section 457A.  The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 457A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards.  Notwithstanding the Company’s intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 457A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

Article 11.                                     Adjustments

11.1                        Adjustments in Authorized Shares.  In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, share dividend, share split, reverse share split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than regular cash dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards and/or other value determinations applicable to the Plan or outstanding Awards.

11.2                        Change of Control.  Upon becoming aware of events or circumstances which are, in the sole opinion of the Committee, reasonably likely to lead to the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):  (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable (including Awards that have or will become exercisable by virtue of an adjustment made pursuant to clause (c) of this Section 11.2), during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the

Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Share Appreciation Rights or similar Awards, if the Committee so determines, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled (which may be zero).

Article 12.                                     Forfeiture or Repurchase of Awards Upon Termination of Employment or Other Service

12.1                        Termination for Cause.  Unless otherwise provided in an Award Agreement, in the event (a) a Participant’s employment or other service is terminated for Cause or (b) the Committee determines that a Participant’s acts or omissions constitute Cause at any time before the first anniversary of the Participant’s termination, all outstanding Restricted Shares held by the Participant shall be repurchased by the Company in accordance with the terms of the applicable Award Agreement and all other Awards held by the Participant shall terminate and be forfeited without consideration, effective as of the date the Participant’s employment or other service is terminated for Cause or the date the act or omission constituting Cause is determined to have occurred, as applicable.

12.2                        Termination Due to Death or Disability.  Unless otherwise provided in an Award Agreement, in the event a Participant’s employment or other service is terminated due to death or Disability (and the Committee does not determine that Cause exists): (a) all Restricted Shares held by the Participant shall be repurchased by the Company in accordance with the terms of the applicable Award Agreement and all other unvested Awards held by the Participant shall terminate and be forfeited without consideration, effective as of the date the Participant’s employment or other service is terminated and (b) all vested Options and Share Appreciation Rights shall terminate on the earlier of (i) one year following such termination and (ii) the expiration of the term of such Options and Share Appreciation Rights.

12.3                        Termination for Reason Other than Cause, Death or Disability.  Unless otherwise provided in an Award Agreement, in the event a Participant’s employment or other service is terminated for any reason other than pursuant to Section 12.1 and Section 12.2 above (and the Committee does not determine that Cause exists): (a) all unvested Restricted Shares held by the Participant shall be repurchased by the Company in accordance with the terms of the applicable Award Agreement and all other Awards held by the Participant shall terminate and be forfeited without consideration, effective as of the date the Participant’s employment or other service is terminated and (b) all vested Options and Share Appreciation Rights shall terminate on the earlier of (i) sixty days following such termination and (ii) the expiration of the term of such Options and Share Appreciation Rights.

Article 13.                                     Duration, Amendment, Modification, Suspension and Termination

13.1                        Duration of the Plan.  Unless sooner terminated as provided in Section 13.2, the Plan shall terminate on the tenth anniversary of the Effective Date.

13.2                        Amendment, Modification, Suspension and Termination of Plan.  The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 12.2, an “Action”) the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such Action shall be made, other than as permitted under Article 10 or Article 11, (a) without shareholder approval (i) if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, (ii) if such Action increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval), (iii) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company, a Subsidiary, and/or an Affiliate) or a change in eligibility requirements under the Plan, or (iv) for any Action that results in a reduction of the Option Price or grant price per Share, as applicable, of any outstanding Options or Share Appreciation Rights or cancellation of any outstanding Options or Share Appreciation Rights in exchange for cash, or for other Awards, such as other Options or Share Appreciation Rights, with an Option Price or grant price per Share, as applicable, that is less than such price of the original Options or Share Appreciation Rights, and (b) without the written consent of the affected Participant, if such Action would materially diminish the rights of any Participant under any Award theretofore granted to such Participant; provided, further, that the Committee may amend the Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws.

Article 14.                                     General Provisions

14.1                        No Right to Service.  The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the employment or service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the employment or service of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

14.2                        Settlement of Awards; Fractional Shares.  Each Award Agreement shall establish the form in which the Award shall be settled.  The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited, repurchased or otherwise eliminated.

14.3                        Tax Withholding.  The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.  With respect to required withholding, Participants may elect, subject to the approval of the Committee and the Company’s automatic withholding right set forth above, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.  An Award Agreement may include an irrevocable undertaking from the Participant to indemnify the Company and its Subsidiaries against any secondary social security contributions (including, without limitation, UK National Insurance contributions) which the Company or any Subsidiary may be required to pay upon the exercise or settlement of any Award.

14.4                        No Guarantees Regarding Tax Treatment.  Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan.  The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan.  Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A or Section 457A or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

14.5                        Non-Transferability of Awards.  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.  No transfer shall be permitted for value or consideration.  An award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant.  Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

14.6                        Conditions and Restrictions on Shares.  The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

14.7                        Compliance with Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:  (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.  The restrictions contained in this Section 14.7 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 14.6.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company, its Subsidiaries and Affiliates, and all of their employees and representatives of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.8                        Awards to Non-U.S. Participants.  To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by the Plan; (b) determine which Directors, Employees or Consultants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Directors, Employees or Consultants outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

14.9                        Rights as a Shareholder.  Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

14.10                 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.11                 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person.  To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.  The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

14.12                 No Constraint on Corporate Action.  Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

14.13                 Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14.14                 Governing Law.  The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

14.15                 Data Protection.  By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of implementing and administering the Plan.  The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third party administrator or any person who obtains control of the Company.

14.16                 Erroneously Awarded Compensation.  All Awards, if and to the extent subject to the Dodd-Frank Wall Street Reform and Consumer Protection Act, may be subject to a claw back policy or other incentive compensation policy established from time to time by the Company to comply with such Act.

14.17                 Effective Date.  The Plan shall be effective as of May 10, 2012 (the “Effective Date”).

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APPENDIX 1

HM REVENUE & CUSTOMS APPROVED OPTIONS

For any Employee to whom the Committee wishes to grant Share Options under an HM Revenue & Customs (“HMRC”) approved plan (the “HMRC Approved Options”), the following provisions shall apply:

General

1                                         All the provisions of the Edwards Group Limited 2012 Equity Incentive Plan (the “Plan”) shall apply to the grant of HMRC Approved Options subject to the modifications contained in the following paragraphs.  In the event of any inconsistency or conflict between the provisions of this Appendix and the provisions of the Plan, the provisions of this Appendix shall prevail.

2                                         All HMRC Approved Options shall be designated as Nonqualified Stock Options.

Definitions

3                                         The definitions of “Director”, “Employee” and “Subsidiary” are replaced with the following:

“Director” means a director of the Company or any Subsidiary.

“Employee” means an employee of the Company or any Subsidiary.

“Subsidiary” means any company of which the Company has Control, including any jointly owned company (as defined in paragraph 34 of Schedule 4):

(a)                                      which is treated as being under the Company’s Control under paragraph 34 of Schedule 4; and

(b)                                     which is not excluded from being a “constituent company” under paragraph 34(4) of Schedule 4.

4                                         For the purposes of determining the Option Price in accordance with Article 6.2, “Fair Market Value” shall have the following meaning:

“Fair Market Value” means, an amount determined by the Committee which shall not be less than:

(a)                                      the middle market quotation for an ADS as quoted on the NASDAQ Stock Market for the trading day immediately preceding the date of grant, or in the absence of a preceding trading day, the market value of a share, determined under the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act of 1992, as agreed in advance with HMRC Shares Valuation; and

(b)                                     in the case of any Option under which Shares may be issued, the nominal value of a Share;

5                                         The following additional definitions are inserted:

“ADS” means an American Depositary Share, being a security issued by The Bank of New York Mellon, representing the interests in one Share evidenced by a receipt and listed on the NASDAQ Stock Market.

“Control” has the same meaning given to “control” in section 719 of ITEPA.

“Equivalent Plan” means any share option plan (other than the Plan) approved under Schedule 4 (but excluding any savings related share option scheme) and established by the Company or an associated company thereof (within the meaning of paragraph 35 of Schedule 4).

“Issue or Reorganisation” means any issue of shares or other securities of the Company and/or any capitalisation, consolidation, sub-division or reduction of share capital in the Company or any other variation in the share capital of the Company.

“ITEPA” means the Income Tax (Earnings & Pensions) Act 2003.

“Schedule 4” means schedule 4 to ITEPA.

6                                         Articles 6.5 (Limitations on Incentive Stock Options), 10 (Compliance with Section 409A of the Code and Section 457A of the Code), 14.2 (Settlement of Awards; Fractional Shares) and 14.6 (Conditions and Restriction on Shares) shall not apply to an HMRC Approved Option.

Grant of options

7                                         The definition of Participant shall be construed so that:

(a)                                  no HMRC Approved Option may be granted to a Consultant;

(b)                                  no HMRC Approved Option may be granted to a Director unless such Director is required to devote not less than 25 hours per week (excluding meal breaks) to the affairs of the Company and/or its Subsidiaries; and

(c)                                  no HMRC Approved Option may be granted to a Participant who is ineligible to participate in the Plan by virtue of paragraph 9 of Schedule 4.

8                                         No HMRC Approved Options may be granted at any time when the Shares do not satisfy the conditions of paragraphs 16-20 of Schedule 4.

9                                         From the first sentence of Article 14.5, the words:

(a)           “Unless otherwise determined by the Committee, an” are deleted and replaced with the word “An”; and

(b)                                  “Affiliate” is deleted and replaced with the word “Subsidiary”.

10                                  No Participant shall be granted an HMRC Approved Option which would, at the proposed date of grant, cause the aggregate of:

(a)                                  the Fair Market Values (determined at their respective dates of grant) or their sterling equivalent (determined at their respective dates of grant) of subsisting HMRC Approved Options held by such Participant; and

(b)                                  the fair market values (determined at their respective dates of grant) or their sterling equivalent (determined at their respective dates of grant) of subsisting options held by such Participant under any Equivalent Plan,

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to exceed £30,000 (or such other amount as shall be specified under paragraph 6 of Schedule 4 from time to time).

11                                  The Award Agreement evidencing the grant of an HMRC Approved Option must clearly state the rights of exercise for such HMRC Approved Option and must be executed as a deed.

12                                  Article 14.3 is replaced with the following:

“14.3 Tax Withholding.  Each Participant is required to pay (or enter into arrangements to the satisfaction of the Company for payment) to the Company, or any Subsidiary, any amount necessary to satisfy income tax or (primary or secondary) National Insurance contributions, required by law or regulation to be withheld on the exercise of Options.  If the Company is obliged in any jurisdiction to account for such tax or National Insurance contributions and the Company has not received from the Participant the necessary amount, then the Company shall be entitled to discharge such liability by selling sufficient Shares in respect of which the Option has been validly exercised and allotting or procuring the transfer of the balance of the Shares to the Participant.”

13                                  The Award Agreement must include details of the Company’s rights to withhold or deduct under Article 14.3.

14                                  An Award Agreement may include an irrevocable undertaking from the Participant to indemnify the Company and its Subsidiaries against any secondary class 1 (employer) National Insurance contributions which the Company or any Subsidiary is required to pay on the exercise of the relevant HMRC Approved Options.  No HMRC Approved Options may be exercised unless the Participant has expressly accepted (in the exercise notice or by some other means) the Company’s rights under Article 14.3.

15                                  The words “, and may contain such other provisions, as the Committee shall deem advisable” are deleted from Article 6.1.  The words, “trading day immediately preceding the” are deleted from Article 6.2.

Terms of grant

16                                  Article 6.1 shall be construed so that the Committee is able to specify (in the Award Agreement, at the date of grant) that the exercise of any HMRC Approved Options is subject to the satisfaction of objective performance conditions (“Performance Conditions”).

17                                  Article 3.1 shall be construed so that the Committee may only vary or waive any Performance Condition if events occur which cause:

(a)                                  an HMRC Approved Option to become exercisable before the end of the period over which the original Performance Condition was to be assessed, if the original Performance Condition cannot reasonably be applied to the shortened time period; or

(b)                                  the Committee to decide the Performance Condition is no longer an appropriate measure of performance.

18                                  Any varied Performance Condition must be (in the reasonable opinion of the Committee) no more difficult to satisfy than the original Performance Condition was at the date of grant.  The Committee shall exercise any discretion it has pursuant to paragraph 16 in a manner which is fair and reasonable.

19                                  Article 11.1 is replaced with the following:

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“11.1      Adjustments in Authorised Shares.  In the event of any Issue or Reorganisation:  (a) the number of Shares comprised in an HMRC Approved Option; and/or (b) the Option Price under an HMRC Approved Option, may be adjusted in such manner as the Committee decide to the intent that the economic effect and value of the HMRC Approved Option shall remain unchanged.  An adjustment under this Article shall not have effect unless HMRC has first approved such adjustment.”

20                                  Article 12 shall be construed so that the Committee may only exercise its discretion in a manner which is fair and reasonable.

Exercise

21                                  No HMRC Approved Option may be exercised at any time when the Shares do not satisfy the conditions of paragraphs 16-20 of Schedule 4.

22                                  An HMRC Approved Option may only be exercised by a Participant who is not, at that time, ineligible to participate in the Plan by virtue of paragraph 9 of Schedule 4 to ITEPA.

23                                  Article 5.3 shall not apply to HMRC Approved Options.  All Shares issued or transferred to Participants in satisfaction of HMRC Approved Options shall rank equally among the Shares of the same class already in issue, and must be allotted or transferred within 30 days of the effective date of exercise of such HMRC Approved Options.  Article 14.6 shall be construed accordingly.

24                                  Article 14.3 shall be construed so that primary class 1 (employee) National Insurance contributions are included in the taxes that the Company has the power to deduct or withhold automatically from any amount deliverable under an Award.

Change of Control

25                                  The words “or its parent” are deleted from paragraph (a) of Article 11.2.

26                                  Paragraph (b) of Article 11.2 shall be deleted and replaced with the following:

“(b) at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4), the release by a Participant of any HMRC Approved Option which has not lapsed (the “Old Option”) in consideration of the grant to him of an option (the “New Option”) which (in accordance with Article 11.3 below) is equivalent to the Old Option but relates to shares in a different company (whether the acquiring company itself or another company falling within paragraph 16(b) or (c) of Schedule 4) (the “New Grantor”);”

27                                  New Articles 11.3 and 11.4 are inserted as follows:

“11.3 Conditions Relating to New HMRC Approved Options.  The New Option shall not be regarded for the purposes of Article 11.2 as equivalent to the Old Option unless the conditions

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set out in paragraphs 16 to 20 of Schedule 4 to ITEPA are satisfied in relation to the shares of the New Grantor, the value of the New Options is equivalent to the value of the Old Options and, in relation to the New Option, the provisions of the Plan shall be construed as if:

(a)                                  the New Option were an HMRC Approved Option granted under the Plan at the same time as the Old Option;

(b)                                  references to the Company were references to the New Grantor;

(c)                                  references to the Committee were references to the remuneration committee of the New Grantor;

(d)                                  references to Shares were references to shares in the New Grantor; and

(e)                                  any performance condition imposed pursuant to rule 16 to Appendix 1 were satisfied.

11.4 Limit on Grant of Further Options Following Exchange.  To the extent that any HMRC Approved Options are exchanged for New Options pursuant to paragraph (b) of Article 11.2, neither the Company nor the New Grantor may grant any further HMRC Approved Options under the Plan.”

Administration

28                                  Article 13.2. is replaced with the following:

“13.2. Amendment, Modification, Suspension and Termination of Plan.  The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 13.2, an “Action”) the Plan or any portion thereof at any time; provided that no such Action shall be made, other than as permitted under Article 10 or Article 11, without shareholder approval (i) if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, (ii) if such Action increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval), or (iii) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company, a Subsidiary, and/or an Affiliate) or a change in eligibility requirements under the Plan.”

29                                  No amendment, alteration, modification, suspension, or termination of the Plan in accordance with the modified Article 13.2 may take effect:

(a)                                  in respect of a key feature (as defined in paragraph 30(4) of Schedule 4) of the Plan without the prior approval of HMRC; and

(b)                                  in respect of outstanding HMRC Approved Options unless such amendment, alteration, suspension, discontinuation, or termination is expressly permitted by Schedule 4.

30                                  The words “extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award.  Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or company acquired by the Company or with which the Company combines” are deleted from Article 3.1.

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